Transocean Inc. Reports Third Quarter 2008 Results Exhibit 99.2

400
318
329
349
337
160
161
160 159
$50k
$100k
$150k
$200k
$250k
$300k
$350k
$400k
$450k
Qtr 4 08 Qtr 1 09 Qtr 2 09 Qtr 3 09
High Specification Floaters
Other Floaters
Jackups
Chart #1: Average Contracted Dayrate by Rig Type
Qtr 4 2008 through Qtr 3 2009 (Unaudited)
The Jackups category consists of our jackup fleet. Jackups
The Other Floaters category is generally comprised
of those non-High-Specification Floaters with a
water depth capacity of less than 4,500 feet.
Other
Floaters
The Other Deepwater Floaters include the remaining semi-
submersible rigs and drillships that have a
water depth capacity of at least 4,500 feet.
Other High-Specification Floaters were built in the in
the mid to late 1980s, are capable of drilling in harsh
environments and have greater displacement than
previously constructed rigs resulting in larger
variable load capacity, more useable deck space
and better motion characteristics.
Ultra-Deepwater Floaters have high-pressure mud
pumps and a water depth capability of 7,500 feet or greater.
The High-Specification Floaters category is a
consolidation of the Ultra-Deepwater Floaters, Other High-
Specification Floaters and Other Deepwater
Floaters as described below.
High-
Specification
Floaters
The weighted average contract dayrate for each rig
type based on current backlog from the company's
most recent Fleet Status Update Report as of
November 3, 2008. Includes firm contracts only.
Average Dayrate
Definitions

Chart #2: Out-of-Service Rig Months
Qtr 1 2008 through Qtr 4 2009 (Unaudited)
Rig time described as "shipyard" refers to periods
during which a rig is out of service as a result of
other planned shipyards, surveys, repairs,
regulatory inspections or other planned service or
work on the rig excluding reactivations and upgrades.
Shipyard
Rig time described as "upgrade" includes the
Sedco 702 and Sedco 706 which are undergoing
or forecast to undergo a shipyard project to
enhance the operational capabilities of the rig.
Upgrade
Includes mobilization and demobilization to and
from operating contracts and other activities such
as shipyards excluding those mobilization and
demobilization periods covered in
Reactivation and
Upgrades.
Mobilization
Time when a rig is not available to earn an
operating dayrate due to shipyards, contract
preparation, mobilization, reactivation or upgrades.
Out-of-Service
Time expressed in months that each rig has been,
or is forecast to be Out of Service as reflected in
the company's Fleet Status Update Report as of
November 3, 2008. Also includes out of service
time of less than 14 days that is not disclosed in
the Fleet Status report.
Rig Months
Definitions
16
33
20
21
18
26
19
19
6
3
6
7
5
2
3
2
5
5
3
3
0
5
10
15
20
25
30
35
40
45
50
Qtr 1 - 08A Qtr 2 - 08A Qtr 3 - 08A Qtr 4 - 08F Qtr 1 - 09F Qtr 2 - 09F Qtr 3 - 09F Qtr 4 - 09F
Period ( A = actual data, F = forecast data)
Shipyard Mobilization Upgrade
28  42
30 31
23 28 22 21

Chart #3: Operating & Maintenance (O&M) Costs Trends
(Unaudited)
Our operating and maintenance costs represent all direct and indirect costs associated with the operation and maintenance of our drilling rigs. Operating and maintenance costs also
includes all costs related to local and regional offices as well as all costs related to operations support, engineering
support, marketing and other similar costs. The principal
elements of these costs are direct and indirect labor and
benefits, repair and maintenance, contract preparation
expenses, insurance, boat and helicopter rentals, professional and technical fees, freight costs, communications, customs
duties, tool rentals and services, fuel and water, general taxes and licenses. Labor, repair and maintenance costs, insurance premiums, personal injury losses and drilling rig casualty
losses represent the most significant components of our
operating and maintenance costs
O&M Costs *
Includes the total amount of days a rig is deemed to be out of service. This relates to times when a rig is out of service due to shipyards, mobilization and short-term idle periods.
Out of Service
Days
Denotes the total O&M costs while a rig is out of service based upon Out of Service Days, as defined below. Out of Service
costs are the difference between total operating and
maintenance costs and the In-Service Costs.
Out of Service
Denotes the total amount of days a rig is deemed to be in-
service under contract operations. This excludes all out of
service time relating to shipyards, mobilization and short-term out of contract periods but includes the operational downtime of in service rigs. The average number of days may also
fluctuate from quarter to quarter as a result of rigs being
reactivated, sold or stacked in the quarters.
Rig Operating
Days
Denotes the total O&M costs of a rig while in service based
upon the Rig Operating Days (excluding shorebase or common
support costs), as defined below.
Operating Rigs
Includes Integrated Services, Drilling Management Services,
Oil and Gas Properties, and all shorebase or common support
costs (on-shore offices, yards, pool equipment).
Support & Non-
Drilling Costs
Definitions
$36
$148
$167
$205
$82
$105
$117
$130
$216
$182
$211
$284
$425
$419
$474
$488
$599
$762
$809
$823
$62
$45
$36
$44
$73
$65
$177
$114
$-
$200 MM
$400 MM
$600 MM
$800 MM
$1,000 MM
$1,200 MM
$1,400 MM
$1,600 MM
Qtr4'06 Qtr1'07 Qtr2'07 Qtr3'07 Qtr4'07 Qtr1'08 Qtr2'08 Qtr3'08
Period
Drilling Management Services and Oil & Gas $ Support and Integrated Services $
Operating Rig $ Out of Service $

Chart #4: Contract Backlog by Years
(Unaudited)
Total Contract Backlog (1) = $41.1 Billion
Remaining
(1) Calculated by multiplying the contracted operating dayrate by the firm contract period from November 3, 2008 forward. Reflects firm commitments represented by signed contracts. Contract backlog excludes revenues from mobilization, demobilization, contract preparation, integrated services and customer reimbursables. Our backlog calculation assumes that we receive the full contractual dayrate, which could be higher than the actual Dayrate that we receive because of a number of factors (rig downtime, suspension of operations, etc.) including some beyond our control.
0.8
5.6
5.9
5.5
4.3
8.1
1.1
5.3
2.8
1.0
0.4
0.4
$0.0B
$1.0B
$2.0B
$3.0B
$4.0B
$5.0B
$6.0B
$7.0B
$8.0B
$9.0B
$10.0B
$11.0B
$12.0B
2008 2009 2010 2011 2012 2013-2020
High-Spec Fleet Remaining Fleet
$1.9
$8.5 $4.7 $6.5
$8.7 $10.9